EXHIBIT 21

KAMAN CORPORATION

SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                       State of Incorporation
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Registrant:  KAMAN CORPORATION                    Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                       Connecticut

  Kaman Aerospace Corporation                     Delaware
       K-MAX Corporation                          Connecticut
  Kaman Aerospace International Corporation       Connecticut
  Kaman X Corporation                             Connecticut
  Kamatics Corporation                            Connecticut

Kaman Industrial Technologies Corporation         Connecticut

  Kaman Industrial Technologies, Ltd.             Canada

Kaman Music Corporation                           Connecticut

  KMI Europe, Inc.                                Delaware
  B & J Music Ltd.                                Canada

Kaman Foreign Sales Corporation                   Barbados